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                             EXHIBIT 21

                          KAMAN CORPORATION

                             SUBSIDIARIES

Following is a list of the Corporation's subsidiaries, each of which is wholly owned by the Corporation either directly or through another subsidiary. Second-tier subsidiaries are listed under the name of the parent subsidiary.

Name                                       State of Incorporation
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Registrant:  KAMAN CORPORATION                      Connecticut

Subsidiaries:

Kaman Aerospace Group, Inc.                         Connecticut

  Kaman Aerospace Corporation                       Delaware
  Kaman Aerospace International Corporation         Connecticut
  K-MAX Corporation                                 Connecticut
  Kaman X Corporation                               Connecticut
  Kamatics Corporation                              Connecticut

Kaman Industrial Technologies Corporation           Connecticut

  Kaman Industrial Technologies, Ltd.               Canada

Kaman Music Corporation                             Connecticut

  KMI Europe, Inc.                                  Delaware
  B & J Music Ltd.                                  Canada

Kaman Foreign Sales Corporation                     Barbados

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